EXHIBIT 11

                                                                                  Three Months Ended
                                                                                      March 31
                                                                         --------------------------------
                                                                           1998                  1997
                                                                      -----------------------------------
Basic Loss Per Share:
   Weighted average number of common shares outstanding                  7,773,292              6,457,631
   Common stock equivalents from outstanding stock options
                                                                         -----------           ----------
     Average shares outstanding                                          7,773,292              6,457,631
                                                                         ===========           ===========

   Net loss                                                               (415,257)            $ (765,851)
   Preferred dividends
                                                                         -----------           ----------
     Loss attributable to Common                                          (415,257)            $ (765,851)
                                                                         ===========           ==========

Basic Loss Per Share                                                         (0.05)            $    (0.12)
                                                                         ===========           ==========

Diluted Loss Per Share:
   Weighted average number of common shares outstanding                  7,773,292              6,457,631
   Preferred stock convertible into common shares                                - (1)                  -
   Common stock equivalents from outstanding stock options                       - (1)                  -
                                                                         ---------             ----------
     Average shares outstanding                                          7,773,292              6,457,631
                                                                         =========             ==========

   Net loss                                                               (415,257)            $ (765,851)
   Preferred dividends                                                           -                      -
                                                                         -----------           ----------
     Loss attributable to Common                                          (415,257)            $ (765,851)
                                                                         ===========           ==========

Diluted Loss Per Share                                                       (0.05)            $    (0.12)
                                                                         ===========           ==========

(1) As the Company is in a net loss position the effect of all options and warrants, including Common Stock equivalents is anti-dilutive and thus not presented in the computations of loss per common share.


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